UNITED STATES

              	SECURITIES AND EXCHANGE COMMISSION

                  	WASHINGTON, D.C.  20549


                          FORM 8-K

                        CURRENT REPORT

             	Pursuant to Section 13 or 15(d) of
	            the Securities Exchange Act of 1934


Date of Report                              	August 25,1998
(Date of earliest event reported)


                  	COVEST BANCSHARES, INC.
  	(Exact name of Registrant as specified in its charter)

  	Delaware               0-20160               36-3820609
	(State or            Commission File       (I.R.S. Employer
 other jurisdiction      Number          Identification Number
 of incorporation)


          749 Lee Street, Des Plaines, Illinois	 60016
      (Address of principal executive offices)	(Zip Code)

                     	(847) 294-6500
     	(Registrant's telephone number, including area code)







Item 5.  Other Events

On August 25, 1998, the Company issued a press release pertaining to a regular quarterly dividend and announced its 14th Stock Repurchase Plan. The text of the press release is attached hereto as Exhibit 99.1


Exhibit 99.1

Des Plaines, IL. August 25, 1998 - CoVest Bancshares, Inc. (Nasdaq COVB), the holding company for CoVest Banc, Des Plaines, Illinois, announced today that the Company's board of directors had declared an $.08 per share regular quarterly dividend. This dividend, which is the 15th consecutive regular quarterly dividend, will be payable on September 30, 1998 to holders of record on September 16, 1998.

The Board also approved a new Stock Repurchase Program, the Company's fourteenth, enabling the company to repurchase up to 100,000 shares of its outstanding stock. These purchases will be made in the open market and/or through privately negotiated transactions. The stock will be used for the issuance of shares in connection with the exercises of previously granted stock options. The total common shares outstanding as of today are 4,271,203.

As of June 30, 1998, CoVest Bancshares had consolidated assets of
$588.3 million. The Bank operates three full-service offices in Arlington Heights, Des Plaines, and Schaumburg, and loan production offices in Aurora and McHenry.



                            	SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 25, 1998           COVEST BANCSHARES, INC.



                                  By: /s/
                                  -------------------------------
                                  Paul A. Larsen
                                  Senior Vice President and
                                  Chief Financial Officer